UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           December 17, 2007

Date of report (Date of earliest event reported)

          TSR, INC.

(Exact Name of Registrant as Specified in its charter)

     Delaware                                                                    0-8656                                                13-2635899

(State or Other Jurisdiction                         (Commission File Number)                         (I.R.S. Employer Identification No.)

      of Incorporation)

           400 Oser Avenue, Hauppauge, NY 11788

(Address of Principal Executive Offices)      (Zip Code)

                          (631) 231-0333

(Registrant’s Telephone Number, Including Area Code)

______________________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

      On December 17, 2007, the Company’s Board of Directors approved the payment to the Audit Committee Chair of an annual fee of $10,000.

Section 5 - Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In order to comply with the amendments to NASDAQ Rule 4350(l) that were approved by the Securities and Exchange Commission on August 8, 2006, the Board of Directors of TSR, Inc. (the “Company”) on December 17, 2007, approved an amendment to Article VI, Section 1 of the Company’s By-Laws to authorize the Board of Directors to provide by resolution that some or all of the classes or series of stock of the Company be uncertificated securities. On December 17, 2007, the Board of Directors adopted a resolution that provided that shares of the Company’s common stock, par value $.001 per share may be uncertificated.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)

3.1     Amendment to Article VI Section 1 of the By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
By:	/s/ John G. Sharkey
Name: John G. Sharkey
Title: Vice President and Secretary

Dated: December 18, 2007

Exhibit 3.1

1. Certificates. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.